Exhibit 10.14

Contract number: CDTZS21040503

Contract

Project Name: Zhongshan City Comprehensive Treatment Project Contract for Non-up-to-standard Water Body

Buyer: Shenzhen Beier Environmental Protection Technology Co., Ltd

Seller: Shenzhen CDT Environmental Technology Co., Ltd

Place of signing: Shenzhen

Date of signing:

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Employer: Shenzhen Beier Environmental Protection Technology Co., Ltd (Hereinafter referred to as Party A)

Contractor: Shenzhen CDT Environmental Technology Co., Ltd (Hereinafter referred to as Party B)

In order to clarify the responsibilities, rights and obligations of the contracting parties, protect the interests of both parties and ensure the smooth progress of the project, the employer and the contractor, through friendly negotiation, voluntarily and fully understand the terms of this contract, in accordance with Contract Law of the People’s Republic of China, Construction Law of the People’s Republic of China and other relevant laws and administrative regulations, combined with relevant local regulations, and according to the specific conditions of this contract project, agreed by Party A and Party B.

I. Project Overview

1. Project name: Comprehensive treatment project of substandard water body in Zhongshan City

2. Project location: Zhongshan City, Guangdong Province

II. Engineering Content:

Demolition, dredging, repair and ancillary construction of some sewage pipes in Zhongshan City’s comprehensive treatment project of substandard water bodies are detailed in the construction list.

III. Total project Price and Payment Method:

1. The total value-added tax price of this contract project is tentatively about ¥180,000,000 Yuan (in words: one hundred and eighty million Yuan only), which will be settled on time according to the actual construction list.

2. Pricing content: the above: the amount includes the cost of materials, construction, technical service, engineering inspection and testing, transportation, overhead, insurance and other expenses involved in Party B’s construction. (Party B is agreed to issue invoices at 13% for construction materials and 6% for technical services)

3. Payment: 60% of the total monthly construction progress price of Party B shall be paid after signing the contract; Pay 80% of the actual construction amount to Party B after the completion of the project; The project shall be paid to 97% of Party B’s actual construction amount within 3 months after the completion acceptance organized by Party A; The balance will be settled within one year. The project shall be paid to the bank account provided by Party B in the form of bank remittance (management fees and taxes shall be deducted when paying the project).

IV. Construction Requirements

1. After signing the contract, Party B shall be responsible for procurement, transportation, installation and construction according to Party A’s requirements, which shall be reasonable in layout, convenient for use and maintenance, and in line with relevant national technical standards. During the construction period, Party B shall ensure that the materials in the construction site are stacked neatly and orderly, without waste garbage, etc.

3. The expenses caused by unqualified quality due to Party B shall be borne by Party B, and Party A can deduct it from any project payment of Party B without adding construction period.

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4. Party B shall be responsible for the safety accident losses caused by improper equipment and operation during the construction, which has nothing to do with Party A. Party B must take out accidental injury insurance for employees engaged in dangerous operations, and take out insurance for the life and property of its own personnel and construction machinery and equipment in the site, and pay insurance fees.

V. Project Construction Period

After signing the contract, enter the site for construction according to the time notified by Party A. The whole construction period is from April 6, 2021 to August 31, 2022. If Party B fails to complete the construction on time due to related factors directly affecting the progress of this project caused by Party A, Party A agrees to postpone the construction period of Party B. Party B shall be responsible for all the responsibilities for failing to complete the project construction on time due to Party B’s reasons.

VI. Project Completion Acceptance

1. Project completion acceptance: After the completion of the project construction and installation, Party B shall notify Party A in writing of the completion acceptance, and Party A shall report to the project departments such as the supervision unit and the construction unit to organize the project completion acceptance within 5 working days from the date of the written notification. If the acceptance is qualified, Party A shall apply to the construction unit for a written certificate of completion acceptance within 5 working days.

VII. Quality and Safety Responsibility

1. Party A shall send engineering technicians to assist Party B in organizing the construction, and complete the project construction tasks with good quality and quantity. Party B’s management personnel and workers should obey the management of Party A’s management personnel and the supervision of quality inspection, and Party B shall be responsible for the expenses that need to be reworked if the construction fails to meet the quality requirements. Regardless of the success of Party A’s assistance, Party B shall bear all the responsibilities.

2. Party B shall be responsible for the safe and civilized construction, the safety responsibility within the scope of Party B’s project, and obey the management of the management personnel appointed by Party A and the superior unit.

3. Party B shall pay migrant workers’ wages in time according to the relevant documents of Zhongshan Municipal Government. If Party B fails to pay migrant workers’ wages in time, Party A has the right to pay migrant workers’ wages on behalf of Party B and deduct this amount from Party B’s project funds.

4. The quality and safety accidents caused by Party B shall be borne by Party B.

5. Party B shall take out the engineering insurance according to the requirements in the bidding documents of the construction unit, and the contract price already includes all insurance costs:

(1) Handle all risks of the project, personal injury and property of the third party.

(2) Own property and personal injury and property of own employees in the construction site, accidental injury of employees engaged in dangerous work at high altitude.

VIII. Other Agreed Matters

1. Before Party A and Party B sign this contract, the total investment amount of the project has passed the financial audit of government departments. In this project, Party A designates Party B to carry out the secondary deepening design of the construction drawings by itself or entrust an enterprise with environmental protection design qualification, and the design fee for the secondary deepening of the construction drawings has been included in the total contract price.

2. Party B shall conduct its own reconnaissance of the project site and surrounding environment, and consider the connection with surrounding completed buildings (structures), roads and pipelines. All expenses incurred shall be borne by Party B itself and included in the total contract price.

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3. To ensure the completion of the construction period on schedule, Party B’s project leader: Liu Zijiang (who is fully responsible for handling the related matters of this project); Contact information is: 15860722765

4. Party B shall comply with the requirements of relevant clauses in the construction contract signed by Party A and the construction unit (limited to the scope of works contracted by Party B).

5. In case of any dispute during the performance of the contract, both parties shall conduct friendly negotiation. If negotiation fails, either party has the right to bring a lawsuit to Zhongshan people’s court.

In case of disputes during the performance of the contract, except for the following situations, both parties shall continue to perform the contract, keep the construction continuous and protect the completed project:

(1) Unilateral breach of contract has indeed made it impossible to perform the contract, and both parties agreed to stop the construction;

(2) Mediation is required to stop the construction and accepted by both parties:

(3) The arbitration institution requests to stop the construction;

(4) The court asked to stop the construction.

IX. Responsibility for Breach of Contract

1. If Party B fails to complete the task within the time specified in the contract, Party B shall pay liquidated damages to Party A at 1‰ of the total contract amount every day; If the task is not completed within 45 days of delay, Party A has the right to terminate the contract and ask Party B to bear 10% of the total contract price as liquidated damages. (In special circumstances, the construction period can be postponed in case of natural disasters such as continuous rainy days or bad weather)

2. Party A guarantees to pay the contract money to Party B on time. If the payment is delayed, it will pay liquidated damages to Party B at 1‰ of the total contract amount for each day of delay.

3. The Contract shall come into force as of the date when the legal representatives or authorized representatives of both parties sign and affix their official seals, in quadruplicate, with Party A and Party B holding two copies respectively. After the agreed items are fulfilled, the contract will be terminated. For matters not covered in this contract, Party A and Party B shall negotiate amicably and sign a supplementary agreement.

(No text below)

Party A: Shenzhen beier environmental protection technology
co., ltd /s/ Shenzhen beier environmental protection
technology co., ltd

Signature of  legal representative or authorized representative:

Date: 2021.4.5

Address:

Party B: Shenzhen CDT Environmental Technology Co., Ltd /s/ Shenzhen CDT Environmental Technology Co., Ltd Signature of legal representative or authorized representative: Date: 2021. 4.5 Address:

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